Exhibit 10.3

AMENDMENT NO. 2 TO THE STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO THE STOCK PURCHASE AGREEMENT, dated this 28th day of November, 2011 (this “Amendment”), is made by and among Minera Kata S.A., a corporation (sociedad anonima) organized under the laws of the Republic of Panama (as “Seller”) and South American Gold Corp., a corporation incorporated under the laws of the State of Nevada, United States of America (as “Buyer”).

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Stock Purchase Agreement, dated February 25, 2011, as amended April 25, 2011 (the “Agreement”), relating to the sale of shares in Kata Enterprises Inc., a corporation organized under the laws of the Republic of Panama (the “Company”); and

WHEREAS, the Parties desire to amend certain terms of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and intend to be legally bound as follows:

Section 1.       Capitalized Terms.

Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

Section 2.       Amendments.

A.           Section 2.6 of the Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“SECTION 2.6     No Registration.

In case the Registration does not occur within one (1) year as of the execution of this Agreement or the Acquired Companies terminate that certain agreement under which it was contemplated that the Acquired Companies would acquire mining rights by the Registration, the following event shall occur:

a)       Delivery of 100% Company Shares to Buyer . Seller shall (i) deliver to Buyer: (i) one hundred (100) shares, representing one hundred percent (100%) of the Shares (the “ 100% Company Shares  ”); and (ii) deliver to Buyer: (x) share certificates representing the 100% Company Shares, free and clear of all Liens, duly endorsed to Buyer or accompanied by duly executed share transfer deeds or stock powers in blank, in proper form and reasonably satisfactory to Buyer, for transfer with all signatures properly guaranteed; (y) to the extent required by the applicable law, in order to perform the sale and transfer of the 100% Company Shares, Seller will make or cause to be made the appropriate notations and entries in the stock or shareholder registry books of the Company; and (z) Seller will comply with all necessary formalities and applicable laws necessary to perform the sale and transfer of the 100% Company Shares to Buyer.”

b)       Payment to Seller by Buyer . Buyer shall pay Seller $10,000 USD upon Seller's delivery to Buyer of the 100% Company shares in accordance with Section 2.6 a) above.

Section 3.      Acknowledgment and Survival.

Except as specifically provided above, the Agreement shall remain in full force and effect without change. If any conflict exists between the provisions in this Amendment and the Agreement, then this Amendment controls.  The Agreement, including this Amendment, constitutes the entire agreement of the parties hereto with respect to the subject matter of the Amendment, and contains all of the covenants and agreements of the parties hereto with respect thereto.  This Amendment may not be altered, changed or amended except by an instrument in writing signed by all parties hereto.

Section 4.      Counterparts; Incorporation of Recitals.

This Amendment may be executed in any number of counterparts, and counterparts by facsimile or electronic mail, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  The recitals set forth above are true, correct, contractual in nature (and not merely recitals) and are hereby incorporated into this Amendment by this reference.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

SOUTH AMERICAN GOLD CORP.

By: /s/  Raymond De Motte
Name:  Raymond De Motte
Title:    President and Chief Executive Officer

MINERA KATA S.A.

By: /s/  Luis A. Davis
Name:  Luis A. Davis
Title:   President